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                                                                     EXHIBIT 5.1



                                 July 18, 2001



Cryo-Cell International, Inc.
3165 McMullen Booth Road
Building B
Clearwater, Florida 33761

     Re:  Cryo-Cell International, Inc. Registration Statement on Form S-8

Sir or Madam:

     We have assisted Cryo-Cell International, Inc. (the "Company") in connection with preparing and filing a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 1,500,000 shares of the common stock of the Company, par value $.01 per share (the "Shares"), issuable by the Company under the Cryo-Cell International, Inc. Stock Incentive Plan (the "Plan").

     In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

     Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to elections made by participating eligible employees and non-employee directors in a manner consistent with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We are admitted to practice in the State of Florida, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of Florida and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

     The undersigned hereby consents to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement.

                                    Very truly yours,


                                    /s/ SHUMAKER, LOOP & KENDRICK, LLP
                                    -------------------------------------
                                    SHUMAKER, LOOP & KENDRICK, LLP

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